UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

PETRO RIVER OIL CORP.

(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

55 5th Avenue, Suite 1702 New York, New York 10003
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement.

See Item 8.01.

Item 8.01 Other Events

On January 31, 2018, Petro River Oil Corp (the “Company”) entered into an Assignment and Assumption of Membership Interest with MegaWest Energy Kansas Corp. (“MegaWest”), a wholly-owned subsidiary of the Company (“Assignment”), whereby Petro will transfer its Shares in MegaWest in exchange for MegaWest’s membership interests in Bandolier Energy, LLC (the “Bandolier Interests”) (the “Exchange Transaction”).   The Exchange Transaction followed the receipt by the Company of a notice of Redetermination, as defined below, of MegaWest’s assets, including MegaWest’s interest in the Bandolier Interests (together, “MegaWest Assets”), conducted by Fortis Property Group, LLC (“Fortis”).

The Redetermination was conducted pursuant to a Contribution Agreement, dated October 30, 2015 (together, the “Contribution Agreement”), a copy of which was filed as an exhibit to the Company’s Current Report on Form 8-K filed on November 5, 2015.

Under the terms of the Contribution Agreement, the Board of MegaWest was entitled to engage a qualified appraiser to determine the value of the MegaWest Assets and Bandolier Interests, and upon completion thereof (a “Redetermination”), in the event the MegaWest Assets are determined to be less than $40.0 million,  then a Shortfall, as defined in the Contribution Agreement, exists.  As a result, the Company would be required to make cash contributions to MegaWest in an amount equal to the amount of the Shortfall (the “Shortfall Capital Contribution”).  The Contribution Agreement further provided that, in the event that Petro was unable to deliver to MegaWest the Shortfall Capital Contribution required after the Redetermination, if any, MegaWest would have the right to exercise certain remedies, including a right to foreclose on the Company’s entire equity interest in MegaWest.  In the event of foreclosure, the Bandolier Interest would revert back to the Company.

In lieu of engaging a qualified appraiser to quantify the Shortfall Capital Contribution, and in lieu of requiring MegaWest to exercise its remedies under the terms of the Contribution Agreement, the Company and MegaWest entered into the Exchange Transaction.  Following the execution of the Agreement, the Company shall have no further rights or interest in MegaWest’s shares or assets, and MegaWest will have no further rights or interest in any assets associated with the Bandolier Interests.  Pursuant to the Contribution Agreement and Agreement, Petro will continue to be responsible for a reimbursement payment to MegaWest in the amount of $259,312.50, together with interest accrued thereon, which will be due and payable one year after the date of the Agreement.

Disclaimer

The foregoing description of the Exchange Transaction does not purport to be complete, and is qualified in its entirety by reference to the full text of the Assignment and Assumption of Membership Interest, attached hereto as Exhibit 10.1, which is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: February 5, 2018	By:	/s/ Scot Cohen
Scot Cohen
Executive Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Assignment and Assumption of Membership Interest, dated as of January 31, 2018